UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): May 12, 2015
NEWELL RUBBERMAID INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	1-9608	36-3514169
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

3 Glenlake Parkway
Atlanta, Georgia		30328
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (770) 418-7000
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

•	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

•	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

•	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

•	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07    Submission of Matters to a Vote of Security Holders.

The Company held its Annual Meeting of Stockholders on May 12, 2015. For more information on the proposals presented at the meeting, see the Proxy Statement, the relevant portions of which are incorporated herein by reference.

The stockholders elected each of the twelve nominees to the Board of Directors for a one-year term by a majority of the votes cast:

Director	For	Against	Abstain	Broker Non-Votes
Thomas E. Clarke	225,635,000	2,576,079	319,707	14,754,308
Kevin C. Conroy	226,847,717	1,239,025	444,044	14,754,308
Scott S. Cowen	224,574,085	3,594,787	361,914	14,754,308
Michael T. Cowhig	226,739,217	1,421,015	370,554	14,754,308
Domenico De Sole	226,764,914	1,358,841	407,031	14,754,308
Cynthia A. Montgomery	224,746,250	3,432,493	352,043	14,754,308
Christopher D. O’Leary	227,007,419	1,197,288	326,079	14,754,308
Jose Ignacio Perez-Lizaur	226,869,138	1,209,628	452,020	14,754,308
Michael B. Polk	226,412,447	1,804,395	313,944	14,754,308
Steven J. Strobel	226,759,913	1,451,521	319,352	14,754,308
Michael A. Todman	226,084,167	2,125,390	321,229	14,754,308
Raymond G. Viault	224,410,467	3,771,634	348,685	14,754,308

The stockholders ratified the appointment of Ernst & Young LLP as the Independent Registered Public Accounting Firm for the Company for the year 2015:

For	240,724,855
Against	2,045,453
Abstain	514,786
Broker Non-Votes	0

The stockholders approved the advisory resolution approving executive compensation:

For	220,817,026
Against	5,500,894
Abstain	2,212,866
Broker Non-Votes	14,754,308

The stockholders did not approve the shareholder proposal concerning special shareowner meetings:

For	67,580,143
Against	160,292,537
Abstain	658,106
Broker Non-Votes	14,754,308

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 13, 2015            NEWELL RUBBERMAID INC.

By:    /s/ Bradford R. Turner
Bradford R. Turner
Senior Vice President, General Counsel
and Corporate Secretary